[DESCRIPTION]  MATERIAL CONTRACT

EX-10.20e      Copy of Letter dated November 25, 1996,
               terminating the Agreement between
               WellCare of New York, Inc. and
               Park West Entertainment, Inc.

CERTIFIED MAIL - RETURN RECEIPT REQUESTED

November 25, 1996

Mr. Edward A. Ullmann, President
Park West Entertainment, Inc.
Park West Office Complex/Hurley Avenue Extension
Kingston, New York   12401

Re:  Agreement between WellCare of New York, Inc.
     and Park West Entertainment, Inc.

Dear Ed:

Pursuant to your exit proposal dated September 27, 1996, this letter is to confirm the understanding between the parties pursuant to
Section III 1.0 of the Agreement between WellCare of New York, Inc. and Park West Entertainment, Inc., dated January 1, 1996. Since we have reached agreement on all outstanding issues, this letter will serve to confirm that the termination date of the attached agreement will be December 27, 1996, ninety (90) days from the date of your September 27, 1996 letter.

Very truly yours,

/s/ Joseph R. Papa

Joseph R. Papa
President/COO

JRP:mg
Attachment

cc:  Robert W. Morey
     Marystephanie Corsones